Exhibit 99.1

BARE ESCENTUALS, INC. APPOINTS JIM TASCHETTA AS CHIEF MARKETING OFFICER

SAN FRANCISCO, CA (October 17, 2007) — Bare Escentuals, Inc. (Nasdaq: BARE) today announced that Jim Taschetta has been appointed to the newly created position of Chief Marketing Officer. Reporting directly to Chief Executive Officer Leslie Blodgett, Mr. Taschetta is responsible for all of the Company’s marketing and product development initiatives.

“Strengthening our strategic marketing efforts is critical to our continued success,” said Leslie Blodgett, Chief Executive Officer. “Jim has a proven track record in developing some of the world’s most widely recognized brands. His impressive global-branding insights and expertise will serve us well as we work to enhance the awareness and understanding of the Bare Escentuals brand worldwide. We are delighted to welcome Jim to our team.”

A 20 year marketing veteran, Mr. Taschetta has held positions at Visa USA, Inc., Yodlee, The Coca-Cola Company and The Procter & Gamble Company. Most recently, he was Senior Vice President of Marketing Strategy and Planning at Visa USA, Inc. with responsibility for the creation and management of marketing plans for all Visa USA products and services, key segments and key merchants. As Senior Vice President of Brand Management, he led the repositioning of the top-ranked Visa brand. Previously, Mr. Taschetta spent 10 years in Brand Management at The Procter & Gamble Company, including seven years working overseas where he managed the hair care and bar soap categories for Argentina and Uruguay.

Mr. Taschetta received Bachelor of Science and Master of Science degrees in Electrical Engineering from Cornell University and a Master’s degree in Business Administration from Cornell University.

In addition, in an effort to provide enhanced focus around the Company’s growth opportunities, Diane Miles as President of Wholesale/International will oversee all of the Company’s bricks-and-mortar wholesale relationships including Sephora, Ulta, department stores, and spas as well as Bare Escentuals’ international business. The Company is actively searching for a President of Retail who will oversee all aspects of Bare Escentuals’ company-owned boutiques. Each position reports directly to Leslie Blodgett, Chief Executive Officer.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the fastest growing prestige cosmetic companies in the United States and a leader in mineral-based cosmetics. The Company utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell cosmetics, skin care, and body care products under its bareMinerals,  RareMinerals and namesake Bare Escentuals brands, and professional skin care products under its md formulations brand through infomercials, home shopping television, specialty beauty retailers, company-owned boutiques, spas and salons, and online shopping. (BARE-F)

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives and future operations and estimates of our financial results and capital expenditures for future periods. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness, which was $300.0 million as of July 1, 2007; changes in general economic or market conditions; and other risk factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2006 as well as our Quarterly Report on Form 10-Q for the quarter ended July 1, 2007, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:	Andrew Greenebaum / Christine Lumpkins
ICR, Inc.
agreenebaum@icrinc.com ; clumpkins@icrinc.com
(310) 954-1100

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